UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2007

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NATIONAL HEALTHCARE CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-13489	52-2057472
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Vine Street,

Murfreesboro, Tennessee 37130

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Merger Agreement

On April 6, 2007, NATIONAL HEALTHCARE CORPORATION (“NHC”) entered into Amendment and Waiver No. 1 (the “Amendment”) to the Agreement and Plan of Merger by and among DAVIS ACQUISITION SUB LLC, a Delaware limited liability company (“NHC/OP Sub”), NHC/OP, L.P., a Delaware limited partnership and the direct parent of NHC/OP Sub (“NHC/OP”), NHC and NATIONAL HEALTH REALTY INC., a Maryland corporation (“NHR”) dated as of December 20, 2006 (the “Merger Agreement”). Pursuant to the Amendment, among other things:

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the termination date of the Merger Agreement has been extended to August 31, 2007;

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the parties agree to use their commercially reasonable efforts to consummate and make effective the merger, and other actions contemplated by the Merger Agreement and Voting Agreement, on June 29, 2007;

The foregoing description of the Amendment and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to NHC’s Current Report on Form 8-K filed on December 22, 2006.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amendment and Waiver No.1 to Agreement and Plan of Merger, dated April 6, 2007 by and among DAVIS ACQUISITION SUB LLC, NHC/OP, L.P., NATIONAL HEALTHCARE CORPORATION and NATIONAL HEALTH REALTY, INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:

April 11, 2007

NATIONAL HEALTHCARE CORPORATION

By: s/R. Michael Ussery
Name: R. Michael Ussery
Title: Sr. Vice President, Operations

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment and Waiver No.1 to Agreement and Plan of Merger, dated April 6, 2007 by and among DAVIS ACQUISITION SUB LLC, NHC/OP, L.P., NATIONAL HEALTHCARE CORPORATION and NATIONAL HEALTH REALTY, INC.